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                                                Exhibit 21.1

               SUBSIDIARIES OF THE REGISTRANT


                                                    Jurisdiction of
                                                   Incorporation or
Name and Name Under Which Doing Business             Organization
----------------------------------------           ----------------
Sunquest Europa Limited                            United Kingdom

Sunquest Germany GmbH                              Germany

Antrim Corporation                                 Texas

Sunquest Pharmacy Information Systems, Inc.        Pennsylvania